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                                                                     Exhibit 4.2

                 INFORMATION AND REGISTRATION RIGHTS AGREEMENT


               This INFORMATION AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of October 11, 1990, by and among Biosource Genetics Corporation, a California corporation (the "Company") and the persons listed on the attached Schedule A, including amendments thereto, who become signatories to this Agreement (collectively, the "Investors").


                                 R E C I T A L S

               A. The Company and the Investors have entered into agreements for sale by the Company and purchase by the Investors of the Company's Convertible Securities.

               B. The Company and the Investors desire to provide for the rights of the Investors with respect to registration of the Shares of common stock (the "Common Stock") issued upon conversion or exercise of the Company's Convertible Securities according to the terms of this Agreement.

               THE PARTIES AGREE AS FOLLOWS:

        1. Certain Definitions.

               As used in this Agreement, the following terms shall have the following respective meanings:

                      (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                      (b) "Convertible Securities" shall mean securities of the Company convertible into or exchangeable for Registrable Securities.

                      (c) "Form S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.

                      (d) "Holder" shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is an Investor or an assignee or transferee of Registration rights as permitted by Section 10.

                      (e) "Initiating Holders" shall mean Holders who in the aggregate hold at least sixty-six and seven tenths percent (66.7%) of the Registrable Securities ever outstanding.

                      (f) The terms "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.


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                      (g) "Registrable Securities" shall mean all Common Stock
not previously sold to the public issued or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to the Investors, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions.

                      (h) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 3 or 4 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for Holders (if different from the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such Registration.

                      (i) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                      (j) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

        2. Financial Statements and Resorts to Shareholders.

               As long as an Investor is a holder of any Convertible Securities, the Company will, as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, and as soon as practical at the end of each fiscal quarter, and in any event within 45 days thereafter, furnish to such Investor a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year or fiscal quarter, and a consolidated statement of income and a consolidated statement of changes in financial position of the Company and its subsidiaries, if any, for such fiscal year or fiscal quarter, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year or, if such balance sheet and consolidated statements cover a fiscal quarter, for the same quarter of the prior fiscal year. When such balance sheet and consolidated statements are as of the end of the fiscal year, such balance sheet and consolidated statements shall be certified by independent public accountants of recognized national standing selected by the Company.

        3. Demand Registration.

               3.1 Request for Registration on Form Other Than Form S-3.

                      Subject to the terms of this Agreement, in the event that the Company shall receive from the Initiating Holders at any time after the Company's initial public offering of shares of Common Stock under a Registration Statement a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form S-3 for an offering of at least 20% of the then outstanding Registrable Securities (or any lesser percent if the reasonably anticipated aggregate offering price to the public would exceed $5,000,000), the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) as soon as practicable, use its best efforts to effect Registration of the Registrable Securities of any Holder joining in such request as are specified


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in a written request given within 20 days after written notice from the Company.
The Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 3.1 (i) within six months of the effective date of a Registration initiated by the Company, or (ii) after the Company has effected one such Registration pursuant to this Section 3.1 and such Registration has been declared effective.

               3.2 Right of Deferral of Registration on Form Other Than Form
S-3.

                      If the Company shall furnish to all Initiating Holders who joined in the request a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for any Registration to be effected as requested under Section 3.1, the Company shall have the right, exercisable one time only, to defer the filing of a Registration Statement with respect to such offering for a period of not more than 120 days from delivery of the request of the Initiating Holders.

               3.3 Request for Registration on Form S-3.

                      Subject to the terms of this Agreement, in the event that the Company receives from the Initiating Holders a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities, the Company will promptly give written notice of the proposed Registration to all the Holders and will as soon as practicable use its best efforts to effect Registration of the Registrable Securities specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within 30 days after written notice from the Company of the proposed Registration. The Company shall be obligated to effect no more than two Registrations under this Section 3.3.

               3.4 Registration of Other Securities in Demand Registration.

                      Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 3 may, subject to the provisions of
Section 3.5, include securities of the Company other than Registrable
Securities.

               3.5 Underwriting in Demand Registration.

                      3.5.1 Notice of Underwriting.

                             If the Initiating Holders intend to distribute the
Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 3.1 or 3.3, and the Company shall include such information in the written notice referred to in Section 3.1 or 3.3. The right of any Holder to Registration pursuant to Section 3 shall be conditioned upon such Holder's agreement to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.


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                      3.5.2 Inclusion of Other Holders in Demand Registration.

                             If the Company, officers or directors of the
Company holding Common Stock or securities other than Registrable Securities or holders of securities other than Registrable Securities request inclusion in such Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of such Registration, shall, on behalf of all Holders, offer to any or all of the Company, such officers or directors and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 3. In the event, however, that the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, such Registration shall be treated as governed by Section 4 hereof rather than Section 3, and it shall not count as a Registration for purposes of Section 3.1 hereof.

                      3.5.3 Selection of Underwriter in Demand Registration.

                             The Company shall (together with all Holders
proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative ("Underwriter's
Representative") of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders and agreed to by the Company.

                      3.5.4 Marketing Limitation in Demand Registration.

                             In the event the Underwriter's Representative
advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then (i) first the Common Stock (other than Registrable Securities) held by officers or directors of the Company, (ii) next the securities other than Registrable Securities, and (iii) last the securities requested to be registered by the Company, shall be excluded from such Registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.5.4 shall be included in such Registration Statement.

                      3.5.5 Right of Withdrawal in Demand Registration.

                             If any Holder of Registrable Securities, or a
holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least ten days prior to the


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effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

               3.6 Blue Sky in Demand Registration.

                      In the event of any Registration pursuant to Section 3, the Company will exercise its reasonable efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding 20 at the expense of the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a nonwaivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

        4. Piggyback Registration.

               4.1 Notice of Piggyback Registration and Inclusion of Registrable Securities.

                      Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 15 days after delivery of such written notice from the Company. The Company shall not be obligated to include Registrable Securities of any Holders in more than two Registrations of the Company.

               4.2 Underwriting in Piggyback Registration.

                      4.2.1 Notice of Underwriting in Piggyback Registration.

                             If the Registration of which the Company gives
notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.1. In such event the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this
Section 4. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 4.


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                      4.2.2 Marketing Limitation in Piggyback Registration.

                             In the event the Underwriter's Representative
advises the Holders seeking registration of Registrable Securities pursuant to
Section 4 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 4.2.3) may:

                      (a) in the case of the Company's initial Registered public offering, exclude some or all Registrable Securities from such registration and underwriting;

                      (b) in the case of the first Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not more than twenty percent (20%) of the securities included in such Registration (based on aggregate market values); and

                      (c) in the case of any subsequent registered public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not more than twenty-five percent (25%) of the securities included in such Registration (based on aggregate market values).

                      4.2.3 Allocation of Shares in Piggyback Registration.

                             In the event that the Underwriter's Representative
limits the number of shares to be included in a Registration pursuant to section 4.2.2, the number of shares to be included in such Registration shall be allocated (subject to Section 4.2.2) in the following manner: The shares (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such registration and underwriting to the extent required by much limitation. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all Holders thereof and other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) entitled to inclusion in such Registration held by such Holders and such other holders at the time of filing of the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 4.2.3 shall be included in the Registration Statement.

                      4.2.4 Withdrawal in Piggyback Registration.

                             If any Holder disapproves of the terms of any such
underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least 14 days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.


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               4.3 Blue Sky in Piggyback Registration.

                      In the event of any Registration of Registrable Securities pursuant to Section 4, the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a nonwaivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

        5. Expenses of Registration.

               All Registration Expenses incurred in connection with one Registration pursuant to Section 3 and up to two Registrations pursuant to
Section 4, shall be borne by the Company. All Registration Expenses incurred in connection with any other Registration, qualification or compliance shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 3 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of such majority of the Registrable Securities agree to forfeit their right to demand registration pursuant to Section 3. All Selling Expenses shall be borne by the Holders of the securities registered pro rata on the basis of the number of shares registered.

        6. Registration Procedures.

               The Company will keep each Holder whose Registrable Securities are included in any registration pursuant to this Agreement advised as to the initiation and completion of such Registration. At its expense the Company will:
(a) use its best efforts to keep such Registration effective for a period of 90 days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request.

        7. Information Furnished by Holder.

               It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.


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        8. Indemnification.

               8.1 Company's Indemnification of Holders.

                      To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 8.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon and in conformity with written information furnished to the Company by such Holder.

               8.2 Holder's Indemnification of Company.

                      To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with


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investigating or defending any such claim, loss, damage, liability or action;
provided, however, that the indemnity contained in this Section 8.2 shall not apply to amounts paid in settlement of any such claim, loss, damages, liability or action of settlement as effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that such Holder shall be liable only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder.

               8.3 Indemnification Procedure.

                      Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 8, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this
Section 8.

        9. Limitations on Registration Rights Granted to Other Securities.

               From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or Registration rights, except that additional holders may be added as parties to this Agreement with regard to any or all Registrable Securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule A hereto.

        10. Transfer of Rights.

               The right to information under Section 2 and to cause the Company to Register securities granted by the Company to the Investors under this Agreement may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public; provided, however, that (i) the Company must receive written notice prior to


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the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such information and Registration rights are being assigned, and (ii) the transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor or potential competitor of the Company.

        11. Market Stand-Off.

               Each Holder hereby agrees that, if so requested by the Company and the Underwriter's Representative (if any), such Holder shall not sell or otherwise transfer any Registrable Securities or other securities of the Company during the 120-day period following the effective date of a Registration Statement of the Company filed under the Securities Act.

        12. No-Action Letter or opinion of Counsel in Lieu of Registration; Conversion of Convertible Securities.

               Notwithstanding anything else in this Agreement, if the Company shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Section in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (such as including, without limitation, inclusion of such Registrable Securities in an underwriting initiated by either the Company or the holders), or if in the opinion of counsel for the Company concurred in by counsel for such Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act is required in connection with such disposition, the Registrable Securities included in such request shall not be eligible for Registration under this Agreement; provided, however, that any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 12 does not apply. The Registration rights of the Holders of the Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which registration is sought into Common Stock prior to the effective date of the Registration Statement.

        13. Miscellaneous.

               13.1 Entire Agreement; Successors and Assigns.

                      This Agreement constitutes the entire contract between the Company and the Investors relative to the subject matter hereof. Any previous agreement between the Company and the Investors concerning information to be provided to Investors and Registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.


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               13.2 Governing Law.

                      This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

               13.3 Counterparts.

                      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               13.4 Headings.

                      The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

               13.5 Notices.

                      Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on Schedule A, or at such other address as the Company or such Investor may designate by 10 days' advance written notice to the Investors or the Company, respectively.

               13.6 Amendment of Agreement.

                      Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding at least sixty-six and seven tenths percent (66.7%) of the Registrable Securities as defined in Section 1 of this Agreement.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:*                            Biosource Genetics Corporation



                                         By: /s/ Robert L. Erwin
                                            ------------------------------------
                                            Robert L. Erwin, President


THE INVESTORS:*





* Original signature pages and Schedule A are on file at the offices of the Company.


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